UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2009

Red Trail Energy, LLC
(Exact Name of Registrant as Specified in Its Charter)

North Dakota	000-52033	76-0742311
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. Box 11, 3682 Highway 8 South
Richardton, North Dakota 58652
(Address of Principal Executive Offices)(Zip Code)

701-974-3308
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01 Regulation FD Disclosure.

SIGNATURES

Item 7.01.  Regulation FD Disclosure

On April 21, 2009 at 5:00 PM, Red Trail Energy, LLC (the “Company”) held a meeting with approximately ten local corn producers (some of whom are members of the Company) to gauge their interest in participating in a corn procurement program the Company may offer in the future.  The Company’s Chief Executive Officer, Chief Financial Officer and two members of the board of governors were present at the meeting.

The following points were covered at the meeting:

1.
Due to the current poor economic conditions in the ethanol industry, the Company may try to implement a program to procure corn at a discount in exchange for a potential bonus to be paid, to those that participate, if the Company becomes profitable and has available cash in the future.

2.
Recent history has shown that, with the current supply and demand imbalance present in the industry, buying market priced corn and selling market priced ethanol still does not allow the Company to capture a positive cash flow.  Based on those market conditions, the Company’s calculations show that, if the Company could procure corn at an approximate $0.25 - $0.30 discount from market prices and sell ethanol at market prices it would be able to maintain its cash flow.  However, over the past few months, there have been times when the spread between corn and ethanol has decreased to the point where even a discount of $0.25 - $0.30 from market corn prices would not allow the Company to maintain its cash flow.

3.
The Company has requested a forbearance agreement from its senior lender.  Possible terms of the agreement would allow the Company to miss two principal payments in exchange for certain concessions from the Company.  One of the possible concessions may be that the Company implement a program similar to the one described above that would be acceptable to its senior lender and participant banks.

4.
While the Company believes that implementing such a corn procurement program would help the Company weather the current poor economic conditions in the ethanol industry, there is no guarantee such a program will provide the desired effect.

Some of the matters discussed in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to, those risk factors set forth in the Company’s filings with the SEC, including those risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Trail Energy, LLC

Date: April 22, 2009	By	/s/ Mick Miller
	Name:	Mick Miller
	Title:	Chief Executive Officer